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                              FORM T1
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                     STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)      / /
                                                   --
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                        THE BANK OF NEW YORK
          (Exact name of trustee as specified in its charter)

New York                                       13-5160382
(State of incorporation          (I.R.S. employer identification no.)
if not a U.S. national bank)

One Wall Street, New York, N.Y.                   10286
(Address of principal executive offices)        (Zip code)
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                           THE CLOROX COMPANY
           (Exact name of obligor as specified in its charter)
Delaware                                       31-0595760
(State or other jurisdiction of   (I.R.S. employeridentification no.)
incorporation or organization)

1221 Broadway                                    94612-1888
Oakland, California                               (Zip code)
(Address of principal executive offices)
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                             Debt Securities
                    (Title of the indenture securities)
= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.     General information.  Furnish the following information as to the Trustee:
       (a)     Name and address of each examining or supervising
authority to which it is subject.
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           Name                            Address
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Superintendent of Banks of the State   2 Rector Street, New York, N.Y.
of New York                              10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York       33 Liberty Plaza, New York, N.Y.
                                       10045

Federal Deposit Insurance Corporation  Washington, D.C. 20429

New York Clearing House Association    New York, New York  10005


     (b)     Whether it is authorized to exercise corporate trust powers.

     Yes.

2.     Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.     List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.     A copy of the Organization Certificate of The Bank of New
York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T1 filed with Registration Statement No. 336215, Exhibits 1a and 1b to Form T1 filed with Registration Statement No. 33-21672 and
Exhibit 1 to Form T1 filed with Registration Statement No. 3329637.)

4.     A copy of the existing Bylaws of the Trustee.  (Exhibit
4 to Form T1 filed with Registration Statement No. 3331019.)

6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T1 filed with Registration
Statement No. 3344051.)

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                              SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of March, 1999.

                                             THE BANK OF NEW YORK
                                     By:     /s/    MARY LAGUMINA
                                     Name:   MARY LAGUMINA
                                     Title:  ASSISTANT VICE PRESIDENT

















                                EXHIBIT 7
                                ---------
              Consolidated Report of Condition of
                        THE BANK OF NEW YORK
                 of One Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries
a member of the Federal Reserve System.  at the close of business
December 31, 1998. published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                             Dollar Amounts
ASSETS                                         in Thousands


Cash and balances due from depository
institutions:

   Non-interest bearing balances and
   currency and coin                           $  3,951,273

Interest-bearing balances                      $  4,134,162

Securities:

   Held-to-maturity securities                 $    932,468
   Available-for-sale securities                  4,279,246

Federal funds sold and Securities
purchased under agreements to resell              3,161,626

Loans and lease financing receivables:

   Loans and leases, net of unearned
   income:     37,861,802

   LESS Allowance for loan and lease
   losses          619,791

   LESS Allocated transfer risk
   reserve            3,572

   Loans and leases, net of unearned
   income, allowance and reserve                    37,238,439

Trading Assets                                       1,551,556

Premises and fixed assets (including
capitalized leases)                                    684,181

Other real estate owned                                 10,404

Investments in unconsolidated
subsidiaries and associated companies                  196,032

Customers liability to this bank on
acceptances outstanding                                895,160
Intangible assets                                     1,127,375

Other assets                                          1,915,742
                                                    -----------

Total assets                                        $60,077,664

LIABILITIES

Deposits:

   In domestic offices                               $27,020,578

   Non-interest bearing      11,271,304
   Interest-bearing          15,749,274
   In foreign offices.  Edge and
   Agreement subsidiaries and IBFs                   $17,197,743
   Non-interest bearing         103,007
   Interest-bearing           17,094,736
Federal funds purchased and
Securities sold under agreements to
re-purchase                                            1,761,170

Demand notes issued to the U.S. Treasury                 125,423

Trading liabilities                                    1,625,632

Other borrowed money:

   With remaining maturity of one year or less         1,903,700

   With remaining maturity of more than one year
   through three years                                          0

   With remaining maturity of more than three years        31,639

Bank's liability on acceptances executed and outstanding  900,390

Subordinated notes and debentures                       1,308,000

Other liabilities                                       2,708,852
                                                     ------------

Total liabilities                                      54,583,127

EQUITY CAPITAL

Common stock                                            1,135,284

Surplus                                                   764,443

Undivided profits and capital
reserves                                                3,542,168

Net unrealized holding gains (losses)
on available-for-sale-securities                           82,367

Cumulative foreign currency translation adjustments    (   29,725)

Total equity capital                                       5,494,537
                                                      --------------

Total liabilities and equity capital                      60,077,664

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                  Thomas J. Mastro

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


               Thomas A. Renyi
               Gerald L. Hassell                Directors
               Alan R. Griffith